EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Brinker International, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 33-61594, 33-56491, 333-02201, 333-93755, 333-42224, 333-105720, and 333-125289 on Form S-8, 333-74902 on Form S-3 and 333-116879 on Form S-4 of Brinker International, Inc. of our report dated August 8, 2005, except as to Note 15, which is as of August 16, 2005, with respect to the consolidated balance sheets of Brinker International, Inc. and subsidiaries as of June 29, 2005 and June 30, 2004, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended June 29, 2005, management's assessment of the effectiveness of internal control over financial reporting as of June 29, 2005 and the effectiveness of internal control over financial reporting as of June 29, 2005, which reports appear in the Brinker International, Inc. 2005 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10‑K of Brinker International, Inc.

                                                                                                            KPMG LLP

 Dallas, Texas
 September 9, 2005